Exhibit 99.1

May 10, 2018	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 U.S.A. +1.317.276.2000 www.lilly.com

For Release:	Immediately

Refer to:	Mark Taylor; mark.taylor@lilly.com; (317) 276-5795 (Lilly Media) Kevin Hern; hern_kevin_r@lilly.com; (317) 277-1838 (Lilly Investors) Herb Cross; ir@armobio.com; (650) 241-3993 (ARMO)

Lilly Announces Agreement To Acquire ARMO BioSciences

$1.6 billion transaction will bolster Lilly’s clinical portfolio with ARMO’s lead immuno-oncology asset,

pegilodecakin, which is being studied in multiple tumor types

INDIANAPOLIS, IN and REDWOOD CITY, CA – Eli Lilly and Company (NYSE: LLY) and ARMO BioSciences, Inc. (NASDAQ: ARMO) today announced a definitive agreement for Lilly to acquire ARMO for $50 per share, or approximately $1.6 billion, in an all-cash transaction. ARMO BioSciences is a late-stage immuno-oncology company that is developing a pipeline of novel, proprietary product candidates designed to activate the immune system of cancer patients to recognize and eradicate tumors.

The acquisition will bolster Lilly’s immuno-oncology program through the addition of ARMO’s lead product candidate, pegilodecakin, a PEGylated IL-10 which has demonstrated clinical benefit as a single agent, and in combination with both chemotherapy and checkpoint inhibitor therapy, across several tumor types. Pegilodecakin is currently being studied in a Phase 3 clinical trial in pancreatic cancer, as well as earlier-Phase trials in lung and renal cell cancer, melanoma and other solid tumor types. ARMO also has a number of other immuno-oncology product candidates in various stages of pre-clinical development.

“At Lilly Oncology, we are dedicated to developing cancer medicines that will make a meaningful difference for patients,” said Sue Mahony, Ph.D., Lilly senior vice president and president of Lilly Oncology. “The acquisition of ARMO BioSciences adds a promising next generation clinical immunotherapy asset to Lilly’s portfolio of innovative oncology medicines.”

“As we develop our immuno-oncology portfolio, Lilly will pursue medicines that use the body’s immune system in new ways to treat cancer,” added Levi Garraway, M.D., Ph.D., senior vice president, global development and medical affairs, Lilly Oncology, “We believe that pegilodecakin has a unique immunologic mechanism of action that could eventually allow physicians to offer new hope for many cancer patients.”

“ARMO is proud of the work we have done to advance the study of immunotherapies and of the development of pegilodecakin to-date,” said Peter Van Vlasselaer, Ph.D., President and Chief Executive Officer of ARMO BioSciences. “Given the resources that Lilly, a leader in oncology R&D, can bring to bear to maximize the value of pegilodecakin and the rest of the ARMO pipeline, we believe it is in the best interest of ARMO, our stockholders and the patients we serve, to execute this transaction.”

Under the terms of the agreement, Lilly will promptly commence a tender offer to acquire all shares of ARMO BioSciences for a purchase price of $50 per share in cash, or approximately $1.6 billion. The transaction is expected to close by the end of the second quarter of 2018, subject to customary closing conditions, including receipt of required regulatory approvals and the tender of a majority of the outstanding shares of ARMO’s common stock. Very shortly after the closing of the tender offer, Lilly will acquire any shares of ARMO that are not tendered into the tender offer through a second-step merger at the tender offer price.

This transaction will be reflected in Lilly’s reported results and financial guidance according to Generally Accepted Accounting Principles (GAAP), and is subject to customary closing conditions. There will be no change to Lilly’s 2018 non-GAAP earnings per share guidance as a result of this transaction.

Credit Suisse is acting as the exclusive financial advisor and Wachtell, Lipton, Rosen & Katz is acting as legal advisor to Lilly in this transaction. Centerview Partners LLC is acting as lead financial advisor to ARMO BioSciences and the Board and Jefferies LLC is providing financial advice to ARMO, and Gunderson Dettmer is acting as legal advisor to ARMO.

About Eli Lilly and Company

Lilly is a global healthcare leader that unites caring with discovery to make life better for people around the world. We were founded more than a century ago by a man committed to creating high-quality medicines that meet real needs, and today we remain true to that mission in all our work. Across the globe, Lilly employees work to discover and bring life-changing medicines to those who need them, improve the understanding and management of disease, and give back to communities through philanthropy and volunteerism. To learn more about Lilly, please visit us at www.lilly.com and www.lilly.com/newsroom/social-channels.

About ARMO BioSciences

ARMO BioSciences is a late-stage immuno-oncology company that is developing a pipeline of novel, proprietary product candidates that activate the immune system of cancer patients to recognize and eradicate tumors. The Company’s lead product candidate, AM0010 (pegilodecakin, PEGylated Interleukin-10), has demonstrated clinical benefit as a single agent, and in combination with both chemotherapy and checkpoint inhibitor therapy, across several tumor types. The drug is currently being investigated in a Phase 3 randomized pivotal clinical trial in pancreatic cancer patients, as well as earlier-Phase trials in lung cancer, liver cancer, melanoma and other solid tumor types. ARMO also has a number of other immuno-oncology product candidates in various stages of pre-clinical development including: AM0001, an anti-PD-1 monoclonal antibody; AM0003, an anti-LAG-3 checkpoint inhibitor; AM0015, form of recombinant human Interleukin-15 (IL-15); and AM0012, a form of recombinant human Interleukin-12 (IL-12). For more information, please visit www.armobio.com.

Lilly Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements about the benefits of Lilly’s acquisition of ARMO BioSciences, Inc. (“ARMO”). It reflects Lilly’s current beliefs; however, as with any such undertaking, there are substantial risks and uncertainties in implementing the transaction and in drug development. Among other things, there can be no guarantee that the transaction will be completed in the anticipated timeframe, or at all, or that the conditions required to complete the transaction will be met, that Lilly will realize the expected benefits of the transaction, that the molecules will be approved on the anticipated timeline or at all, or that the potential products will be commercially successful. For further discussion of these and other risks and uncertainties, see Lilly’s most recent Form 10-K and Form 10-Q filings with the United States Securities and Exchange Commission (“the SEC”). Except as required by law, Lilly undertakes no duty to update forward-looking statements to reflect events after the date of this release.

ARMO Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” relating to the acquisition of ARMO by Lilly. Such forward-looking statements include the ability of ARMO and Lilly to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the offer and the other conditions set forth in the merger agreement and the possibility of any termination of the merger agreement. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of ARMOs stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the merger agreement on ARMO’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability; other uncertainties pertaining to the business of ARMO, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of ARMO’s Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be set forth in those sections of ARMO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, to be filed with the SEC in the second quarter of 2018. In addition to the risks described above and in ARMO’s other filings with the SEC, other unknown or unpredictable factors could also affect ARMO’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information contained in this press release is provided only as of the date of this report, and ARMO undertakes no obligation to update any forward-looking statements either contained in or incorporated by reference into this report on account of new information, future events, or otherwise, except as required by law.

Additional Information about the Acquisition and Where to Find It

The tender offer for the outstanding shares of ARMO referenced in this communication has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of ARMO, nor is it a substitute for the tender offer materials that Lilly and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Lilly and its acquisition subsidiary will file tender offer materials on Schedule TO, and ARMO will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF ARMO ARE URGED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF ARMO SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of ARMO at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Lilly and ARMO file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by Lilly or ARMO at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Lilly’s and ARMO’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

C-LLY

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